Exhibit 11.2

SECURITIES MARKET CODE OF CONDUCT BANK AND SUBSIDIARIES

SUMMARY

This document establishes policies, standards and behavioral guidelines that must be met by all people who, through their job and/or position at Itaú Corpbanca, manage, hold or have access to insider information or whose job is directly and/or primarily related to activities and services in the Securities Market.

CONTENT

1.	Regulatory Framework				3
2.	People Affected by the Code				3
3.	Internal Organization				3
	3.1.	Compliance Committee			3
	3.2.	Compliance Officer			4
	3.3.	Orientation			4
4.	Special Considerations				4
	4.1.	Concept of Insider Information			4
	4.2.	Obligations Related to Insider Information			5
	4.3.	Market Price Manipulation			6
	4.4.	Compliance with Special Legal Provisions: Articles 12, 17,18, 20 and 171 of the Securities Market Law.
		4.4.1.	Obligation to Report own Trading (Itaú Corpbanca) to Oversight Organisms, Article 12-20 of the Securities Market Law.
		4.4.2.	Obligation of Directors, Managers, Administrators and Key Executives to report their position in Itaú Corpbanca Securities. Article 17 of the Securities Market Law.
		4.4.3.

Obligation of Directors, Managers, Administrators and Key Executives to report monthly to the board of directors on their position in Securities of suppliers, customers and relevant competitors. Article 18 of the Securities Market Law.

		4.4.4.	Compliance with Article 171 of the Securities Market Law.
	4.5.	Concept of Conflict of Interest
5.	Policy for Operating in the Securities Market (Personal Investments)				8
	5.1.	Personal Investments			8
		A.	General Rules		8
		B.	Additional Obligations for Transactions with Grupo Itaú Corpbanca Securities.		9
		C.	Additional Obligations for Transactions with other Securities.		9
		D.	Portfolio Management		9
	5.2.	Affected Securities			9
		5.2.1.	Blackout Periods (abstention) for Securities other than Itaú Corpbanca		10
		5.2.2.	Blackout Periods (abstention) for Itaú Corpbanca Securities		10
			A.	Regular Blackout Periods	10
			B.	Exceptional Blackout Periods	11
	5.3.	Communication and Adherence			11
	5.4.	Restrictions			11
	5.5.	Other Communications Duties and Obligations			11
6.	Communications Procedures				11
7.	Awareness, Acceptance and Commitment to the Securities Market Code of Conduct				11
8.	Noncompliance and Penalties				12
9.	Disclosure and Validity				12
10.	Definitions				13

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APPENDICES

Appendix A Information Monitoring System

Appendix B People Affected by the Securities Market Code of Conduct

Appendix C Obligation to Report Trading under Article 171 of the Securities Market Law

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1.	REGULATORY FRAMEWORK

This Code of Conduct adheres to Chilean regulations, noteworthy among which are Law 18,045 on the Securities Market, whose provisions cover publicly held securities and their respective markets and intermediaries; Law 18,046 on Corporations and their Regulation; and legislation dictated by the Chilean Superintendency of Securities and Insurance (SVS) and the Chilean Superintendency of Banks and Financial Institutions (SBIF).

People Affected by the Code are required to comply with all procedures, terms and conditions established in these regulations. However, the regulations of this Code do not waive any personal liabilities and obligations imposed by Chilean legislation on each person, and by extension, they are not released from compliance with this regulation, and especially, but not exclusively, from informing any trading to the Bank and/or Subsidiaries and relevant oversight organisms.

2.	PEOPLE AFFECTED BY THE CODE

These sections establish policies, standards and behavioral guidelines that must be met by all people who, through their job and/or position at Itaú Corpbanca, manage, hold or have access to insider information or whose job is directly and/or primarily related to activities and services in the Securities Market and to all those deemed relevant by the Compliance Committee. For the purposes of this Code, all such people will be referred to as “Affected People.” Unless otherwise indicated for any specific item, all provisions contained herein will be applicable to this specific universe of associates.

The Compliance Department will maintain an updated list of associates and Areas defined as affected by this Code, based on the information provided by the responsible party for each affected Area and/or Department and/or the Corporate Department of Human Resources.

The Compliance Department will also conduct monthly analyses and spot analyses for new positions and/or new areas that may be created in the Bank and its Subsidiaries, to ensure that all affected associates are aware of the applicable standards and comply with the established policies.

For the application of the Code, “affected people” is understood to mean all Itaú Corpbanca associates who meet the aforementioned condition and any related parties, and External Advisors to the Bank and Subsidiaries who are involved in the preparation of Financial Statements.

3.	INTERNAL ORGANIZATION

3.1. Compliance Committee

The purpose of this committee is primarily to define, promote and ensure behavior with the highest standards of professional and personal excellence by all associates at Itaú Corpbanca. This should be guided at all times by the corporate principles and values that identify its spirit, philosophy and good business practices. Its purpose is also to ensure the application of the Standards Compliance Model, within the context of the definitions established by this committee, and acknowledge the work developed by the Compliance Officer in this area, as well as adopt agreements for improving the control measures proposed.

This committee will meet at least once every 2 months and extraordinarily as required by its Chairman, majority vote of Committee members, or the Compliance Officer, in order to have access to the most updated information regarding activities and matters related to compliance with the Codes of Conduct and other complementary legislation. This will be governed by the bylaws, which specify its functions, including the following:

1.	Dictate necessary instructions for development and compliance with the provisions of the Codes of Conduct and Conflict of Interest Policy.

2.	Ensure adherence to the standards laid out in the Codes of Conduct.

3.	Acknowledge and/or express opinions on the measures adopted and commitments assumed by the responsible management area/line where the problem/issue originates.

4.	Propose the application of relevant penalties, which in its opinion should be applied to the responsible management area/line when it fails to comply with the commitments assumed for resolving problems/issues.

5.	Request the participation, documentation and/or information of whomsoever it deems relevant for the development of its functions.

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The preceding list is not exclusive, and the Board of Directors, upon proposal from the Committee, may add any other task it deems necessary, in a permanent, specific or sporadic capacity. Furthermore, the Committee will exercise all functions entrusted to it by Law or by Bank Bylaws.

The Committee will have broad powers for complying with its objectives, and may request all Bank areas or departments, subsidiaries and external auditors to provide any information it requires to carry out its duties.

3.2. Compliance Department

The Compliance Department will carry out the executive functions of the Compliance Committee, within the guidelines dictated by this organism. The Compliance Department will be specifically responsible for the following:

1.	Applying standards contained in the Codes of Conduct and Conflict of Interest Policy and oversee compliance.

2.	Enhancing the policies contained in the Codes of Conduct by proposing any corresponding modifications to the Compliance Committee.

3.	Notifying the Compliance Committee as soon as it is made aware of any breach of the Codes of Conduct, providing details, including the identity of the people affected, and where relevant, recommendations or proposals for future actions and applicable measures.

4.	Guaranteeing the confidentiality of data submitted by people who report any situation that implies a violation of the present Code of Conduct.

5.	Reporting periodically to the Compliance Committee on any situation or activity that arises by virtue of its functions.

6.	Implementing a Training Program to familiarize Associates with the rules of conduct and the importance of compliance and adherence to these and to internal policies.

3.3. Orientation.

Once the Code goes into effect or whenever a new Affected Person is incorporated into the team, Affected People must take an orientation course on this and on their own obligations or specific codes. In addition, at least once a year, all Affected People must take a refresher course, either in person or via e-learning.

4.	SPECIAL CONSIDERATIONS

4.1. Concept of Insider Information

Based on article N°164, and the following, of the Securities Market Law, Insider Information is understood to mean any information that meets the following combination of characteristics:

A.	Refers to one of more issuers of securities, their businesses or one or more securities issued by them.

B.	Not disclosed to the market; and

C.	Its knowledge, due to its nature, is capable of influencing the price of securities issued.

Insider information is also understood to be information on decisions regarding the acquisition, transfer, and acceptance or rejection of specific offers from an institutional investor in the securities market.

For example, the following cases, which do not represent an exhaustive list, may constitute insider information.

1.	Certainty that an important investor is interested in acquiring a significant share in a publicly traded company.

2.	Awareness of a change in ownership of an issuer.

3.	Awareness of a contingency that will create a significant loss in an issuer’s parent company or subsidiary.

4.	Information in the FECU (Chilean standardized financial statements) that has not been disclosed to the market.

5.	Knowledge of a merger negotiation agreement between two companies, even if this does not come to fruition.

To assess whether the information has the capacity to influence the price of securities issued, it must be determined whether a judicious investor has deemed it relevant in his/her investment decisions.

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It is not necessary for this information to be capable of influencing the price of securities through its content alone, but also through its nature. This is why the SVS has interpreted that information contained in the FECU will always be considered Insider Information before it is disclosed to the market.

Insider Information ceases to be considered as such once it is public (i.e. known by the market).

In order to determine the moment at which information can be considered available to the general public, one should keep in mind, among other circumstances, whether it has been fully disclosed through efficient means that are easily accessed by the public and investors.

4.2. Obligations Related to Insider Information

The Securities Market Law in its article 165 indicates that any person who, through his or her job, position, activity or relationship2 with the respective securities issuer, has access to Insider Information, must:

1.	Maintain confidentiality regarding insider information and not use it for personal or third-party gain, nor acquire or transfer, for oneself or for third parties, directly or through other people, any securities on which he or she holds insider information. Non-exhaustive examples of this:

a.	The employee of an issuer comments to his or her spouse or offspring regarding a merger decision regarding the issuer where he or she works.

b.	A brokerage operator comments on a purchase/sales order that s/he has been requested to process.

c.	An associate tells his/her family and/or friends about a significant change in the corporate structure of a customer before this information is made public.

2.	Not use Insider Information to obtain benefits or prevent losses, through any transaction with the securities mentioned or with instruments whose profitability is determined by those securities. By means of example, the following are some examples of prohibited transactions:

a.	The purchase or sale of shares by a Bank associate who is aware of the company’s financial results before this is reported by the SBIF or the SVS.

b.	Sale by an associate of shares issued by a Bank customer, where the associate, through his or her role, is aware of insolvency issues.

c.	The purchase of shares by an bank employee who is aware of a pending merger with another corporation, or that a takeover bid will be launched by another company or other activity that is relevant to the organization.

3.	Refrain from communicating to third parties or recommending the acquisition or transfer of securities regarding which he/she holds Insider Information. For example:

a.	An associate who recommends acquiring or transferring shares of one of his/her customers, based on the insider information s/he holds.

b.	A recommendation to acquire shares from an associate with inside knowledge of the Bank’s unpublished results, even if the reason behind the recommendations is not revealed to third parties.

4.	Ensure that people under his/her supervision or third parties in a position of trust do not communicate Insider Information to third parties and do not recommend the acquisition or transfer of securities regarding which s/he holds Insider Information. For example:

a.	The secretary of a manager must be aware that the information s/he manages by virtue of his/her functions is insider information and can not be disclosed or used by him/her for personal or third-party gain.

[2]	In accordance with SVS Official Ruling No. 2506, the term “position” shall be understood as being applicable to persons that work in both companies and public regulatory bodies that oversee the companies, and the term “standing” applies to those persons that, without holding positions in the entities referred to above, are, for some reason or circumstance, linked or related to them or to any of their employees or officers (consultants, securities intermediaries, relatives, external auditors, risk raters, etc.).

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b.	An employee of the trading desk of a brokerage firm or the research department must be aware of the information to which he has access and comply with the obligations imposed by law.

4.3. Market Price Manipulation

The Associates of Itaú Corpbanca and External Advisors must promote best practices through their conduct, which prevent the manipulation of prices in the securities market for personal or third-party gain. Price manipulation is defined as practices targeted toward distorting the unrestricted formation of securities market prices. In order to prevent these actions, the following actions are prohibited:

1.	Securities cannot be traded for the purpose of stabilizing, fixing or artificially altering prices. Examples:

a.	Purchase or sale of shares at market close with the sole purpose of artificially altering the closing price of shares, misleading the investors who act on closing prices.

b.	A trading desk employee that repeatedly makes purchase orders without executing them with the sole purpose of giving a false impression of the existence of strong demand.

2.	No transactions are allowed that induce or attempt to induce the purchase or sale of securities, through any deceitful or fraudulent act, practice, mechanism or artifice. Example:

a.	Recommend investment in a stock fund assuring a return.

3.	No fictitious or simulated orders, quotes or trading. For example:

a.	A brokerage operator who conducts fictitious trading by buying or selling shares in collusion with another brokerage operator.

4.	No spreading of false or deceitful rumors, information and news, which may be misleading in the market, even if it is not done for personal or third-party gain or advantage. For example:

a.	The manager of a securities issuer who declares that the corporation where s/he works will be split up, when this information is not true and is merely a proposal on the table for the company’s board of directors.

b.	A broker who sends information (by any means) to customers indicating that a foreign company will be placing a takeover bid for a local company, while acknowledging that the information was overheard as a rumor.

5.	No publicity, propaganda and dissemination, through any means, which involves declarations, references or representations that could mislead or confuse the public with regard to the nature, prices, profitability, bailouts, liquidity, guarantees or any other characteristics of the publicly offered securities or their issuers. For example:

a.	Publicity from a broker regarding a stock fund, which ensures profits but without guaranteeing results.

b.	Declarations made by the CEO of an issuer regarding expected share prices of the issuer where s/he works.

4.4. Concept of Conflict of Interest

Conflict of Interest is defined as any event, relationship or circumstance that may affect or influence independence or objectivity in the actions of associates or External Advisors or that may interfere with their decisions or obligations in the same institution by placing personal interests against those of the institution.

The variety of activities and functions developed in the Securities Market realm makes it possible to create situations where personal interests may conflict with the interests of the Bank, its Subsidiaries or customers.

The associate must refrain from trading or making any decision that may imply an inadequate resolution of a potential conflict of interest. A conflict of interest is poorly resolved when the decision is made to prioritize personal interest over the interest of the Bank, its subsidiaries or customers.

Resolution of Conflict of Interest: In the event of any doubt as to whether a particular transaction leads or may lead to a personal or family conflict or potential conflict of interests, the associate must communicate it to his/her superior on at least a Manager level, who will in turn report it to the Compliance Officer, prior to taking any action that could be affected by it. The Compliance Department will keep a record of the Conflicts of Interest that are reported to it.

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Ultimately, the Compliance Committee will be responsible for making arrangements to ensure compliance with this Code and deciding the steps to follow for all conflict of interest cases presented to it for judgment.

Obligation to report shareholdings in corporations and related parties: The associates of Itaú Corpbanca and External Advisors must report their “Related Parties”1 through Form 1 Declaration of Ownership and Management of Corporations and Declaration of “Related Parties.” This must also be updated each time there are changes or modifications to these.

The following related parties of an “Affected Person” must be declared:

A) Related people

•	Spouse or partner, underage offspring, economically dependent offspring, corporations in which the person is direct or indirect owner of 25% of capital or earnings, proxies. Any party who lives in the same residence. This definition excludes domestic staff.

B) Economic Ties or Management

•	Direct or indirect shares above 25% in Customer and/or Supplier Companies of Itaú Corpbanca and Subsidiaries or in publicly traded corporations.

•	Corporations in which the “Affected Person,” his/her spouse, underage offspring subject to parental authority, and economically dependent adult offspring, hold the position of CEO.

Indirect Relation: spouse or partner and underage offspring subject to parental authority, as well as economically dependent adult offspring of the affected person.

C) Relationship through blood or marriage to the second degree(*) with people who hold the condition of administrator or director in customer and/or supplier companies of Itaú Corpbanca and subsidiaries or publicly traded corporations.

(*)	Relationship through blood or marriage to the 2nd degree.

A)	NORMAL SITUATION.

1.-Blood relatives to the second degree, in a straight line.

•	Paternal and maternal grandparents;

•	Father and mother;

•	Offspring; and

•	Grandchildren.

2.-Blood relatives to the second degree, in a collateral line.

•	Siblings.

3.-Relatives through marriage to the second degree, in a straight line.

•	Paternal and maternal grandparents of spouse;

•	Parents-in-law;

•	Offspring of spouse from a previous marriage and, in this same case, grandchildren of the spouse;

•	Spouses of the offspring of the Affected Person; and

•	Spouses of grandchildren.

4.-Relatives through marriage to the second degree, in a collateral straight line.

•	Siblings of spouse.

•	Spouses of spouse’s siblings.

B)	SPECIAL SITUATIONS REGARDING RELATIONSHIP THROUGH MARRIAGE.

•	Widowed Affected Person.

In this case, all of the situations described above in numbers 3 and 4, letter A, hold true.

•	Widowed Affected Person who has remarried.

All situations described in numbers 3 and 4 of letter A) above apply here, and these also extend to relatives of the person’s new spouse.

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5.	POLICY FOR OPERATING IN SECURITIES MARKETS

All Itaú Corpbanca associates and External Advisors are required to be familiar with, comply with and apply the content of the present Code.

All Itaú Corpbanca associates and External Advisors must at all times comply with the standards for insider information established by law, the regulation and internal standards at Itaú Corpbanca, and are required to employ in their personal life and/or that of known relatives, and particularly that of their personal investments, prudence and due diligence, as this is the way we protect the brand reputation of the Bank and Subsidiaries. In addition, if we maintain flawless behavior in this sense, we build the trust of our customers, the market and our shareholders.

Specifically, when People Affected by the Code of Conduct in the Securities Market buy or sell securities, they must comply with policies, standards, and restrictions defined for this area, not just when these are conducted directly, but also when these are indirect or via proxy or through related parties.

Bank and subsidiary associates have the obligation to comply with the guidelines of our internal policies and the national and international legal system on all matters related to our behavior regarding personal investments and/or those of relatives and acquaintances.

This ensures that we protect the reputation of the bank and its subsidiaries. In addition, if we maintain flawless behavior in this sense, we build the trust of our customers, the market and our shareholders.

This is why the following rules must be followed when operating in securities markets:

•	Use prudence in personal investments, ensuring due diligence and safeguarding against putting the bank’s reputation at risk.

•	Personal investments must have prior permission from the Compliance Department.

•	Adhere to minimum holding periods for securities, in keeping with internal policies.

•	Comply with blackout periods informed by the Compliance Department.

•	Operate only through Itaú brokers or entities.

•	Notify the Compliance Department of any securities trading within 24 hours following a transaction.

5.1 PERSONAL INVESTMENTS

A.	General Rules

1.	Prior Permission. Personal investments made by Affected People and Related Parties must have prior permission from the Compliance Department in order to verify the absence of restrictions on the securities in which they are investing. This authorization will be requested via email and will be valid for the stock exchange that day and the following day.

2.	Operating through Grupo Itaú Corpbanca entities Affected People and Related Parties must conduct all investment transactions with Securities through a Grupo Itaú Corpbanca entity and along the generally established channels for non-institutional customers.

Regarding the aforementioned, in the event that any financial instrument is not available from the Group’s Brokers, the person may be exempt from this obligation, after consulting with the Compliance Department. However, the remaining applicable obligations still apply.

Foreign Securities, for these purposes, may be traded by any means with prior approval, and a trade receipt must be sent to the Compliance Department.

3.	Written or recordable orders. All investments made by Affected People and Related Parties must be documented in writing or, based on the legislation in force, via electronic, telephone or other recordable analog means.

4.	Provision of funds or ownership of Securities. Orders from Affected People or Related Parties cannot be formulated or processed by Group entities if there is insufficient provision of funds or accreditation of the availability of the corresponding Securities.

5.	Non-speculative performance. Investments by Affected People and Related Parties will never be prone to distort free price formation and may only be for investment, never speculative, purposes.

No reverse trading is allowed on the same Securities (or others having the same effect) on the same day or session.

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6.	Communication within 24 hours. All purchase and/or sale of Securities must be reported to the Compliance Department within 24 hours following the trade, using Form 2 or 3, as applicable: Form 2: Declaration of Purchase and Sale of Securities other than Itaú Corpbanca and Form 3: Declaration of Purchase and Sale of Itaú Corpbanca Securities.

7.	Related Parties. The obligations indicated regarding personal investments extend to those “related” to the “affected people,” to the spouse or partner of the Affected People, their economically dependent offspring regardless of age and any corporations in which the Affected Person, his/her spouse and offspring have a direct or indirect share of 25% or more, or have ownership as per article 100 of the Securities Market Law. Domestic staff are excluded from this definition.

B.	Additional Obligations for Transactions with Itaú Corpbanca Securities.

1.	Prior Permission. Personal investments in Itaú Corpbanca Securities must have prior permission from the Compliance Department in order to verify that there are no trading restrictions. This authorization will be requested via email and will be valid for the stock exchange that day and the following day.

2.	Minimum holding period. No transactions may be made within a 180 day period. Affected People may not reverse trade on the same Itaú Corpbanca Securities in the 180 days following their acquisition or transfer.

3.	Restricted Periods. Affected People and Related Parties may not conduct transactions with Itaú Corpbanca Securities during the period informed by the Compliance Department as a restricted period.

C.	Additional obligations for transactions with Securities other than Itaú Corpbanca.

1.	Prior Permission. Personal investments in Securities other than Itaú Corpbanca must have prior permission from the Compliance Department in order to verify that there are no trading restrictions. This authorization will be requested via email and will be valid for the stock exchange that day and the following day.

2.	Minimum holding period. No transactions may be made within a 90-day period. Affected People may not reverse trade on the same Securities transferred or acquired in the 90 days following their acquisition or transfer.

3.	Restrictions. Once the “prior permission” has been requested, Affected People and Related Parties may not operate any Securities on which the Compliance Department has indicated the existence of a trade blackout or restriction.

Notwithstanding the aforementioned, following consultation on a specific case, the Compliance Department may exempt a particular trade from the aforementioned obligations in the event that it can provide a justification for such an exemption. This exceptional situation must be reported to the Compliance Committee in the following session.

D.	Portfolio Management and Administration.

Affected People who arrange a Portfolio Management Contract must notify the Compliance Department and send a copy. Once the Compliance Department has given consent on this (provided that the Portfolio Management Contract meets the characteristics set forth in this Code) and while such Contract is in force, the limitations and restrictions noted above will not apply.

Likewise, if the rules of this Code go into effect at a time when any contract of this type is already in place, it must be sent immediately.

5.2 AFFECTED SECURITIES

These provisions will be applied to all investments made by Affected People and Related Parties, whether direct, indirect or via proxy, for both purchases and sales of securities in Chilean companies made in Chile and abroad. Securities are understood to mean any tradable instrument in accordance with the Securities Market Law and its complementary regulations.

However, in justifiable cases of a general nature or in specific cases or circumstances, the Compliance Committee may include other instruments in the concept of affected securities or may exclude some of these.

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Securities are understood as:

•	Regular or preferential shares in Chilean or foreign companies.

•	Private fixed income (bonds and other obligations)

•	Derivatives (options, futures, forwards).

•	Securitized bonds

•	Securities pertaining to the Group that Itaú Corpbanca belongs to.

•	Bonds of public and private Chilean companies.

•	Share lending and/or short sales

•	Foreign Securities, for these purposes, may be traded by any means with prior approval, and a trade receipt must be sent to the Compliance Department.

•	Investments in Funds, in the case of associates of the Administradora General de Fondos (AGF, or General Funds Manager).

The following are excluded:

•	Time deposits

•	Repo agreements (indexed to fixed income)

•	Cash purchase and sale of currency.

•	Mutual Funds or Investment Funds managed by AGFs(*)

•	Public and State Debt(*)

•	Bond swaps or conversion(*).

•	Bonds from international institutional issuers(*)

•	ETFs(*)

•	Public Takeover Bids (OPA): Offer to acquire more than 25% of a corporation that goes public through the acceptance of a series of share purchasing conditions, normally at above-market rates. (*)

•	Rights Issue (OSA): When in need of resources, companies may increase capital by increasing the number of shares in circulation.

When this situation arises, the company issues new shares and offers these, giving initial preference to current shareholders, in equal proportion to the shares they already hold.

This is known as a rights issue (OSA in Spanish) and is denoted as: SHARE NAME - OSA. Shareholders can subscribe or sell their rights within the time frame indicated by the company and if they fail to do so within this time frame, they lose these rights.

OSAs are traded on the Stock Exchange just like any other share, which must be subscribed or sold within the time frame indicated in the OSA. (*)

(*)	These securities are not exempt from the duty to “notify within 24 hours,” under article 171 of the Securities Market Law, as stated in Appendix A of this Code.

5.2.1	Blackout Periods (abstention) for Securities Other than Itaú Corpbanca

Associates affected by this Code and External Advisors, as well as any other corporation in the Group, may not trade Securities other than Itaú Corpbanca on their own directly, indirectly or via proxy, during the period in which the Compliance Department has designated as an “abstention period” for the given share.

Notwithstanding the aforementioned, when dealing with Share Acquisition Public Offer processes or initial share subscription preference periods, all prohibitions and restrictions are lifted on transactions for Securities other than Itaú Corpbanca, such as the blackout period and minimum holding period. . However, prior permission must be obtained and notified within 24 hours of the transaction.

5.2.2. Blackout Periods (abstention) for Itaú Corpbanca Securities

A. Regular Blackout Periods

Associates affected by this Code and External Advisors are prohibited from trading securities issued by the Bank during the blackout period notified by the Compliance Department.

Notwithstanding the aforementioned, when dealing with Public Takeover Bids or initial share subscription preference periods, all prohibitions and restrictions are lifted on transactions for shares issued by the Bank, such as the blackout period and minimum holding period. However, prior permission must be obtained and notified within 24 hours of the transaction.

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B. Permanent or exceptional blackout periods for Itaú Corpbanca shares.

Notwithstanding the aforementioned, there may be periods defined by the Board of Directors and/or the Compliance Department due to activities, events or processes at Itaú Corpbanca, during which all affected people must refrain from transactions with Itaú Corpbanca securities. For example, on dates close to the disclosure of the financial statements or during specific circumstances, such as merger or takeover negotiations. These permanent or exceptional blackout periods will be communicated in a timely manner by the Compliance Department.

5.2.3 Restricted Areas

The following areas/subsidiaries may not trade in the Securities market:

•	Itaú Administradora General de Fondos S.A.

•	Corpbanca Administradora General de Fondos S.A.

5.3. COMMUNICATION AND ADHERENCE

The Itaú Corpbanca Compliance Officer or the person that the Board of Directors designates for these purposes will be responsible for disclosing through media they determine relevant the exact start and and end date of each blackout period. Likewise, this Department will be responsible for implementing the procedures to ensure adherence to these standards.

5.4. RESTRICTIONS

Associates and External Advisors who have access to insider information from Itaú Corpbanca and Subsidiaries must refrain from purchasing or selling any securities issued by these corporations.

Securities trading by associates must not be habitual or recurrent and, in no case, shall it interfere or affect their regular activities, performance of their duties at Itaú Corpbanca or compromise the image of the Itaú Corpbanca brand.

5.5 OTHER COMMUNICATIONS DUTIES AND OBLIGATIONS

Members of the Board of Directors of Subsidiaries, who hold other roles or titles for Banco Itaú Corpbanca or other Subsidiaries, must adhere to the policies of this Code in their capacity as Director of the respective Subsidiary and associate of Itaú Corpbanca.

6.	COMMUNICATIONS PROCEDURES

All communications and information laid out in the present Code will be filed by the Compliance Department, with procedures that guarantee their confidentiality.

All data and information provided to the Compliance Department for application of the Code are subject to the strictest confidentiality and may only be used in the fulfillment of duties.

In the event that an Associate receives instructions that are contrary to the principles and standards identified in this Code, s/he must notify the Compliance Department or a member of the Compliance Committee through the communication channels laid out in the General Code of Conduct.

7.	AWARENESS, ACCEPTANCE AND COMMITMENT TO THE SECURITIES MARKET CODE OF CONDUCT

All associates affected by this Code and External Advisors to Itaú Corpbanca must declare that they have read and understood the present Code of Conduct in the Securities Market and must commit to strict compliance with its content by signing Form 4:

“Awareness, Acceptance and Commitment to the Securities Market Code of Conduct.”

The Compliance Department is responsible for instructing associates to read the present Code when hired by Itaú Corpbanca. The Human Resources Department is responsible for obtaining and storing the signed document, whether physically or via electronic means.

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8.	NONCOMPLIANCE AND PENALTIES

Noncompliance with any of the standards laid out in this Code and its complementary standards will be seen as noncompliance with the obligations of loyalty and diligence that all Associates owe to Itaú Corpbanca and therefore a serious breach of the employment contract, giving rise to the pertinent penalties. The Compliance Committee will acknowledge and/or express opinions on the measures adopted and commitments assumed by the responsible management area/line where the problem/issue originates. It will also propose the application of relevant penalties, which in its opinion should be applied to the responsible management area/line when it fails to comply with the commitments assumed for resolving problems/issues.

Noncompliance with this Code is also considered to be a serious breach of the employment contract, which may result in a verbal or written warning or even termination of the employment contract, notwithstanding any civil and criminal penalties that may apply based on legislation in force. The aforementioned is conditioned by the nature and severity of the events and their consequences for Itaú Corpbanca and the market as a whole.

It is also important to mention that the law sanctions violations of the Securities Market Law as administrative offenses or crimes. Any offense to the Securities Market Law that does not have a specific penalty assigned can be penalized administratively by the SVS by censorship or fines.

Notwithstanding the aforementioned, certain behavior, including that related to Insider Information, constitutes a crime and is punishable, in addition to fines, by jail time and disqualification from positions as director, administrator, manager or liquidator of a publicly-held company or any other company or entity that issues publicly offered securities or is subject to oversight by the SVS, SBIF or Superintendency of Pension Fund Administrators (AFP in Spanish).

Finally, rendering of false information to the SVS also constitutes a crime. Breaches of the Securities Market Law may also lead to civil liability on the part of the offender. This liability results in compensation for damages to whoever has been affected by the illicit act. Affected parties may include the securities issuer, its Board of Directors and key executives, shareholders and the contractual counterparts of the offender in the act that constitutes the infringement.

9.	DISCLOSURE AND VALIDITY

The Code is presumed known from the moment its online publication has been duly notified, and its validity is indefinite. The same rule will apply in the event of any modification.

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10.	DEFINITIONS

1.	Assets: Assets are understood to be any publicly offered security.

2.	Low Liquidity Assets: Assets that are not traded frequently and in significant volumes in formal secondary markets. The SVS will determine low liquidity assets via general regulations.

3.	Associate: Any person who renders services to Itaú Corpbanca and its Subsidiaries via a signed employment contract that meets all current labor laws.

4.	Portfolio Management Contract: A contract, through which a person entrusts a legally qualified entity with the total or partial management of his/her property, including discretionary or non-discretionary adoption and without the intervention of said person in all decisions regarding investment, sale and maintenance of securities and the products and profitability of these.

5.	Key Executives: Any individual with the capacity to set objectives, plan, direct or control high-level management of the entity’s strategic policy or business, whether on his/her own or in conjunction with others. In the performance of the aforementioned activities, the contractual nature, form or method that links the key executive to the entity, or the title or denomination of his/her position or work, will not be taken into account.

6.	Trading Date: For the purposes of this Code, trading is understood to take place on the date that the purchase or sale of securities goes into effect or the date on which these securities are acquired, transfered, settled or registered with the issuer.

7.	Reserved Information: All information which, due to the legislation in force, the will of the parties or the nature of the information, is not public knowledge and cannot be used, except in the specific cases where it is authorized by law.

8.	Essential Information: Information that a person with common sense would consider important in his/her investment decisions and whose knowledge could affect an issuing corporation, its business and publicly offered securities.

9.	Confidential Information: Information that has been provided by a customer or other person or entity in strict confidentiality or information whose nature makes it confidential.

10.	Institutional Investors: Banks, financial corporations, insurance companies, national reinsurance entities and fund administrators authorized by law and those indicated by the SVS in general regulations.

11.	Relevant Investors: An investor is considered relevant if its investment decisions alone are capable of significantly influencing the decisions of other investors regarding the securities in which it invests or in securities related to these.

12.	Securities Market Law (LMV): Securities Market Law. Law N° 18.045.

13.	Affected Person: Any person who, through his/her job, position, activity or relationship has access to Insider Information and is specified in this Code and its Appendixes and is subject to compliance.

14.	Securities Register: The record kept by the SVS on securities traded in the market, such as shares, bonds, fund units, agricultural products and commercial paper.

15.	SVS: Chilean Superintendency of Securities and Insurance.

16.	Securities: Bulk-issued, freely negotiable securities that confer on their holders credit and equity rights or shares in the capital, equity or profits of the issuer. In Chile, these are known as “valores” and defined under article 3 of the Securities Market Law: “For the purposes of this law, securities are understood to be transferable securities, including shares, stock purchase and sale options, bonds, debentures, mutual fund units, savings plans, commercial paper, and overall any credit or investment security. The provisions of the present law do not apply to the securities issued or guaranteed by the State, by centralized or decentralized public institutions and by the Central Bank of Chile.

17.	Legal presumption of those who hold Insider Information: Article 166 Securities Market Law: indicates that the following people are presumed to hold Insider Information:

a.	Directors, Managers, administrators, key executives and liquidators of the institutional issuer or investor, as applicable;

b.	The people indicated in the preceding letter a) who work in the parent company of the institutional investor or issuer, as applicable;

c.	Majority shareholders or their representatives, who undertake transactions or trading involving the transfer of ownership, and

d.	Directors, managers, administrators, proxies, key executives, financial advisors or operators of securities brokers, with respect to the information in the second paragraph of article 164 and the information related to the placement of securities entrusted to them.

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It is also presumed that the following people hold insider information, insofar as they had direct access to the event that resulted in the information.

i.	Key executives and employees of external auditing firms of the institutional investor or issuer, as applicable;

ii.	Partners, administrating managers and key executives and members of rating councils of risk raters, who rate issuer securities or the issuer itself;

iii.	Employees who work directly under Directors, managers, administrators, key executives or liquidators of the institutional investor or issuer, as applicable;

iv.	People who render permanent or temporary advisory services to the institutional investor or issuer, as applicable, where the nature of these services gives them access to this information;

v.	Public employees of institutions that oversee the issuers of publicly offered securities or funds authorized by law, and

vi.	Spouses or partners of people indicated in letter a) of the first paragraph, as well as any person living in the same residence.

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APPENDIX A

Compliance with Special Legal Provisions: Articles 12, 17, 18, 20 and 171 of the Securities Market Law.

1.	Obligation to Report own Trading (Itaú Corpbanca) to Oversight Organisms, Article 12 - 20 of the Securities Market Law.

Article 12 of the Securities Market Law2 states that any person owning over 10% of the subscribed capital of a publicly-held company must notify the SVS3, as well as all Stock Exchanges in the country where the company has securities listed, of any acquisition or transfer of company shares. The same obligation is in force for any acquisition or transfer of contracts of securities whose price or profit wholly or significantly depends on or is conditioned by the variation or evolution of the price of these shares.

Likewise, Directors, Chief Executive Officer, Key Executives and Managers4 are also subject to the obligations of trading information, whatever the number of shares they own, directly or through other individuals or legal entities.

The communication must be sent no later than the day after the transaction, using the technological means indicated by SVS in its general legislation.

Based on Article 20 of the Securities Market Law, Itaú Corpbanca has the obligation to report any trading by related parties. However, regardless of the obligation of Itaú Corpbanca, affected people, based on the aforementioned article 12, have the personal obligation to report this. The provision of information as described in these provisions is regulated under the General Standard 269 of the SVS.

2.	Obligation of Directors, Managers, Administrators and Key Executives to report their position in Itaú Corpbanca Securities Article 17 of the Securities Market Law.

Article 17 of the Securities Market Law indicates “Directors, managers, administrators and key executives, as well as entities controlled directly by them or by proxy, must notify all stock exchanges in the country where the issuer is registered, its position in securities in said country and in the entities of the business group of which it forms part. This information must be provided by the third business day after such people are hired or are incorporated into the public register as indicated in article 68, after they leave their position or are removed from public record, and whenever their position changes significantly.”

This declaration is regulated under SVS General Standard 270 and liability falls solely to the people required to provide it under the cited article. However, Grupo Itaú Corpbanca will take any measures necessary to oversee compliance.

3.	Obligation of Directors, Managers, Administrators and Key Executives to make monthly reports to the Board of Directors on their position in supplier, customer and relevant competitor Securities, Article 18 of the Securities Market Law.

Article 18 of the Securities Market Law indicates that “Those people indicated in article 16 must also make monthly confidential reports to the board of directors or administrator of the issuer, on their position in the securities of the most relevant suppliers, customers and competitors of the entity, including those securities they hold through entities they control directly or via third parties. The issuer’s board of directors or administrator will determine who is considered in the mentioned capacities, and must keep a private list up to date.”

[2]	The compliance regulation for this article is detailed in the General Standard 269 of the SVS.
[3]	Direct and indirect transactions must be reported. Therefore, even when purchased through an individual or legal entity other than the directly bound party, these must still be reported.
[4]	Individuals who are required to notify their trading activities include those who, in conjunction with their spouse and relatives, directly or through legal entities, own 10% or more of the capital subscribed to the issuing corporation. In addition, majority shareholders must provide the corresponding communication if their acquisitions are based on an intention to acquire control of the company or, if applicable, whether the acquisition has the character of a financial investment.

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The Securities Market Law establishes the obligation of directors, managers, administrators and key executives to make monthly reports to the Board of Directors on their position in supplier, customer and relevant competitor Securities, regardless of the number of shares or securities they hold, directly or through other natural people or legal entities.

To comply with this provision, the Compliance Department will keep an updated list of associates, areas and jobs which are bound to comply with this standard at Itaú Corpbanca. For these purposes, the people bound to comply with this standard are the People Affected by this Code, as described in Appendix C of this document. They will also conduct monthly analyses and spot analyses for new jobs and/or new areas that may be created in Itaú Corpbanca, in order to keep the respective database up to date and all bound associates informed about the requirement and its compliance mechanism.

4.	Compliance with Article 171 of the Securities Market Law (LMV)

Article N° 171 of the LMV indicates that “…people who participate in the securities acquisition and transfer decisions and transactions for institutional investors and securities intermediaries and those who, through their job title or position, have access to information regarding the trading of these entities, must notify their company’s board of directors of any acquisition or transfer of publicly offered securities5 that they have made within 24 hours following the trade.

The company must notify the SVS, in the manner and time that it determines, of transactions made by all people indicated, every time these transactions reach an amount equivalent in money to 500 UF (Chilean indexed currency).”

1.1.1.1

1.1.1.2	Bound People.

1.	The Compliance Department will keep an updated list of associates, areas and jobs defined as bound to compliance with this standard at Itaú Corpbanca. For these purposes, the people bound to comply with this standard are the People Affected by this Code, as described in Appendix C of this document.

2.	The Compliance Department will also conduct monthly analyses and spot analyses for new jobs and/or new areas that may be created in Itaú Corpbanca, in order to keep the respective database up to date and all bound associates informed about the requirement and its compliance mechanism.

3.	This obligation will be communicated to the associate via email, which will include a detailed explanation of his/her liabilities and obligations under article 171 of the LMV.

The obligations described will remain in place even if the bound party retains the administration of a discretionary portfolio.

To comply with this standard, the Compliance Department will keep a monthly register of securities trading, indicated in article 171 LMV, which considers the information requested by the standard and the information necessary for management.

Affected Securities

For the purposes of article 171, securities are understood to be transferable securities, including shares, stock purchase and sale options, bonds, debentures, mutual fund quotas, savings plans, trade effects, and overall any credit or investment security.

Term deposits, securities issued or guaranteed by the State, by centralized or decentralized public institutions and by the Central Bank of Chile are exempt.

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APPENDIX B:

INFORMATION MONITORING SYSTEM

The Information Monitoring System is an Itaú Corpbanca model that consolidates five different lists, known as “Grey List” (monitoring), “Black List” (restriction), Conflict List (companies with potential conflict of interest), Watch List (companies with a current relationship with Investment Banking), Restricted List (restricts the issue of research reports), which include all corporations on which Itaú Corpbanca holds non-public information, likely to influence the price of its securities.

A.	Grey List. (Personal investments)

This is a monitoring list used to:

(i)	Oversee trading with securities of corporations included therein during the period in which Itaú Corpbanca holds privileged and/or not public information.

(ii)	Restrict trading by associates subject to this policy if securities issued by companies included in this list.

Corporate securities will be included in this list based on the following non-exhaustive criteria, indistinctly:

(i)	Publicly held companies for which Itaú Corpbanca keeps capital market or M&A transactions agreements that are still in the prospecting stage.

(ii)	Companies with an execution order (formalized or not) to place bonds in the international market.

(iii)	Any company with which Itaú Corpbanca has signed an NDA (non-disclosure agreement).

(iv)	Any company subject to debt restructuring (judicial or not) in which Itaú Corpbanca participates as creditor.

B.	Black List. (Personal investments)

This is a list used to restrict trading with the securities of the companies included therein. Companies in the following cases will be included in the Black List:

(i)	Publicly held companies with an execution order (formalized or not) regarding capital market or M&A transactions, including international bond transactions in cases where the offer involves relevant information likely to affect the price of its securities;

(ii)	Specific cases at the criteria of the Compliance Department or the leadership of the Wholesale Banking Division, due to other information that may influence the price of securities of a given corporation.

C.	Conflict List (Research Reports)

This is a list used to identify and validate potential conflicts of interest at a time prior to contracting to act as financial advisor. It does not restrict the issuance of reports from the research area.

D.	Watch List (Research Reports)

This list contains the Grey and Black Lists. It does not restrict the issuance of reports from the research area.

E.	Restricted List (Research Reports)

Public deals with the participation of Itaú Corpbanca and/or Itaú Corredores de Bolsa. It restricts the issuance of Research Reports.

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APPENDIX C

PEOPLE AFFECTED BY THE SECURITIES MARKET CODE OF CONDUCT

AND RELATED PARTIES

This non-exhaustive list contains the definition of who, through their job title, position or relationship with Itaú Corpbanca, manages or has access to insider information or whose job is directly and/or primarily related to activities and services in the Securities Market and all those deemed relevant by the Compliance Committee. For the purposes of this Code, all such people will be referred to as “Affected People.”

The Compliance Department will maintain this list of associates and Areas defined as Affected by this Code up to date, in keeping with the information emanated by the person responsible for each Area and/or Department affected and/or the Department of Human Resources.

This list is not exhaustive and the Compliance Department will also conduct monthly analyses or spot analyses for new jobs and/or new areas that may be created in the Bank and its Subsidiaries, so that all Affected associates will be informed about the applicable standards and will comply with established policies.

Area	Position
Upper Management	CEO of Bank and Subsidiaries, Managers, Acting Managers, for all areas affected by the Code, while they hold their position.

External Advisors of the Bank and Subsidiaries who participate in the preparation of Financial Statements.

Back Office

Audit	- Deputy Managers and Department Heads

Legal	- Legal: all associates in the area - Corporate Governance: all associates in the area - Corplegal: head legal counsel.

Operations and Technology	- Financial Operations: Deputy Managers and Department Heads.

Risk

- Operational Risk: all associates in the area

- Financial Risk: all associates in the area

- Risk Control: deputy managers

- Compliance: all associates in this Department

- Wholesale and Retail Loans: deputy managers, heads and environmental partner

Retail Banking	- Corpbanca Administradora General de Fondos and Itaú Chile Administradora General de Fondos S.A.: all associates within these subsidiaries

Planning and Financial Control

- Accounting: all associates in this area.

- Capital Management: all associates in this area.

- Investor Relations: all associates in this area.

- Planning: all associates in this area.

- Financial Planning and Management Control: all associates in this area.

- Corpbanca Administradora General de Fondos and Itaú Chile Administradora General de Fondos S.A.: all associates within these subsidiaries

Front Office

Treasury	- Trading & Market Making: all associates within this area. - Liquidity and Market: all associates within this area. - New York Treasury - International: deputy managers and executives - ALM

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Wholesale Banking

- The entire Corporate Distribution Desk

- Corporate Products

- All Corporate Banking

- Real Estate Management: deputy managers, executives and analysts

- Large companies: deputy managers, heads, agents and executives

All associates providing financial advisory services

- Corporate products: deputy managers, heads and executives

- New York: associates who report directly to the CEO of the New York Branch, all associates of the Controller Area, CEO Broker Dealer.

- All associates of the Stock Brokerage Subsidiary

- Private Banking: deputy managers, coordinators and executives

- All Investment Banking Managers

SMU Corp S.A.	- Deputy Managers.

In addition to the aforementioned, affected people also include those working under the direction or direct supervision of Directors and

Bank Associates who by virtue of their duties have access to relevant information from their respective supervisors. Each supervisor is responsible for determining if the people in their charge handle reserved or insider information.

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FORMS

Form 1: Declaration of Ownership and Management of Corporations and Declaration of “Related Parties” (Attached in PDF)

Form 2: Declaration of Purchase and Sale of Securities other than Itaú Corpbanca (Attached in PDF)

Form 3: Declaration of Purchase and Sale of Itaú Corpbanca Securities (Attached in PDF)

Form 4: Awareness, Acceptance and Commitment to the Securities Market Code of Conduct

(Attached in PDF)

Rules for Preventing and Fighting the Use of Insider Information and Market Manipulation (Attached in PDF)

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FORM 1

Declaration of Ownership and Management of Corporations

Declarant Information

Full Name	Chilean Tax ID (RUT)	Date of Declaration

I. Direct Ownership in Companies

Company Name	Chilean Tax ID (RUT)	% Interest	Shareholder

Indicate Companies in which the declarant, his/her spouse and underage offspring hold direct shares for 25% or more of the property.

II. Indirect Ownership in Companies

Company Name	Chilean Tax ID (RUT)	% Interest	Shareholder

Indicate Companies in which the declarant, his/her

spouse and underage offspring hold indirect shares for

25% or more of the property through legal entities declared in point III.

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III. Management Shares in Companies

Company Name	Chilean Tax ID (RUT)	% Interest	Shareholder

Indicate Companies in which the Declarant, his/her spouse and underage offspring hold the role of CEO.

IV. Background Information

Name	Date of Birth	Chilean Tax ID (RUT)	Relationship	Lives in same residence YES/NO

Background information for spouse and underage offspring. Add any person who lives in the same residence. Relationship to the second degree, through blood or marriage to people who hold administrative or director positions in companies which are customers of Itaú Corpbanca and Subsidiaries for services related to the Securities Market or publicly held companies.

☐  I have no direct or indirect ownership or management in companies.

Signature of Declarant

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FORM 2

Declaration of Purchase and Sale of Securities other than Itaú Corpbanca

Declarant Information

Full Name	Chilean Tax ID (RUT)	Date of Declaration

I. Direct Financial Investments

Date of Purchase	Date of Sale	Issuer	Type of Security	Amount	Price	Total Investment Value

Made directly by declarant as an individual.

II. Indirect Financial Investments

Date of Purchase	Date of Sale	Issuer	Type of Security	Amount	Price	Total Investment Value	Owner of Investment

Made indirectly through spouse, offspring and/or related natural people or legal entities.

Signature of Declarant

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FORM 3

Declaration of Purchase and Sale of Itaú Corpbanca Securities

Declarant Information

Full Name	Chilean Tax ID (RUT)	Date of Declaration

I. Direct Financial Investments

I. Direct Financial Investments

Date of Purchase	Date of Sale	Issuer	Type of Security	Amount	Price	Total Investment Value

Made directly by declarant as an individual.

II. Indirect Financial Investments

Date of Purchase	Date of Sale	Issuer	Type of Security	Amount	Price	Total Investment Value	Owner of Investment

Made indirectly through spouse, offspring and/or related natural people or legal entities.

Signature of Declarant

Note: The provision of this information does not waive the personal liabilities and obligations imposed by Chilean legislation, which include a direct and personal notification to the SVS and the Stock Exchange on any purchase of Corpbanca securities.

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FORM 4

    Awareness, Acceptance and Commitment to the Securities Market Code of Conduct

Santiago,                                              ,

Mr(s)                                                                                                                                                , Chilean ID N°                                       , through the present instrument declares that s/he is familiar with and committed to compliance with the “Securities Market Code of Conduct”, which forms part of the set of mandatory standards of conduct and actions that associates of Itaú Corpbanca and its Subsidiaries must comply with in the fulfillment of their duties. This document is complementary to the General Code of Conduct, the Employment Contract, the Internal Regulation and all internal standards and legislation in force.

The associate is committed to keeping his/her knowledge up to date in terms of changes to this or to other manuals relevant to his/her functions. For this, s/he must consult these manuals online at least quarterly.

This Code does not waive any liabilities and obligations inherent to the employment contract or those imposed on each person under Chilean legislation. Therefore, these people are not released from the duty to notify the pertinent oversight organisms.

Signature of Associate	Chilean Tax ID (RUT)

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